FORM **BCA 2.10** (rev. Dec. 2003)
ARTICLES OF INCORPORATION
Business Corporation Act

Jesse White, Secretary of State
Department of Business Services
Springfield, IL 62756
Telephone (217) 782-9522
(217) 782-6961
http://www.cyberdriveillinois.com

Remit payment in the form of a cashier's check, certified check, money order or an Illinois attorney's or CPA's check payable to the Secretary of State.
SEE NOTE 1 TO DETERMINE FEES!

FILED
FEB 11 2004
JESSE WHITE
SECRETARY OF STATE

2004R06653
02/11/2004 12:03PM
SANGAMON COUNTY
ILLINOIS
$29.00
2
PATTY
MARY ANN LAMM
SANGAMON COUNTY RECORDER

Filing Fee: $150.00 Franchise Tax $ 25.00 Total $ 175.00 File # 6335-353-1 Approved:

Submit in duplicate — Type or Print clearly in black ink — Do not write above this line

1. CORPORATE NAME: Coffeen and Western Railroad Company

(The corporate name must contain the word "corporation", "company," "incorporated," "limited" or an abbreviation thereof.)

2. Initial Registered Agent: James A. Tisckos
First Name | Middle Initial | Last name

Initial Registered Office: 607 East Adams Street
Number | Street | Suite # | (A P.O. BOX ALONE IS NOT ACCEPTABLE)
Springfield IL 62739 Sangamon
City | ZIP Code | County

3. Purpose or purposes for which the corporation is organized:
(If not sufficient space to cover this point, add one or more sheets of this size.)

The transaction of any or all lawful businesses for which corporations may be incorporated under the Illinois Business Corporation Act.
To conduct railroad operations, to engage in the transportation of property for hire, to take, purchase, hold and use real estate as may be necessary for the construction, operation and use of the railroad, to own or lease railcars and locomotives.

4. Paragraph 1: Authorized Shares, Issued Shares and Consideration Received:

Class	Number of Shares Authorized	Number of Shares Proposed to be Issued	Consideration to be Received Therefor
Common	10,000	1,000	$ 1,000.00
		TOTAL = $	1000.00

Paragraph 2: The preferences, qualifications, limitations, restrictions and special or relative rights in respect of the shares of each class are:
(If not sufficient space to cover this point, add one or more sheets of this size.)

5. *OPTIONAL:* (a) Number of directors constituting the initial board of directors of the corporation: ______________ .
(b) Names and addresses of the persons who are to serve as directors until the first annual meeting of shareholders or until their successors are elected and qualify:

Name	Address	City, State, ZIP

6. *OPTIONAL:* (a) It is estimated that the value of all property to be owned by the corporation for the following year wherever located will be: $______________
(b) It is estimated that the value of the property to be located within the State of Illinois during the following year will be: $______________
(c) It is estimated that the gross amount of business that will be transacted by the corporation during the following year will be: $______________
(d) It is estimated that the gross amount of business that will be transacted from places of business in the State of Illinois during the following year will be: $______________

7. *OPTIONAL:* *OTHER PROVISIONS*
Attach a separate sheet of this size for any other provision to be included in the Articles of Incorporation, e.g., authorizing preemptive rights, denying cumulative voting, regulating internal affairs, voting majority requirements, fixing a duration other than perpetual, etc.

8. **NAME(S) & ADDRESS(ES) OF INCORPORATOR(S)**

The undersigned incorporator(s) hereby declare(s), under penalties of perjury, that the statements made in the foregoing Articles of Incorporation are true.

Dated February 6, *(Month & Day)*, 2004 *Year*

Signature and Name	Address
1. [signature] *Signature*	1. 1901 Chouteau Avenue (Mail Code 1310) *Street*
James A. Sobule *(Type or Print Name)*	St. Louis, Missouri 63103 *City/Town* *State* *ZIP Code*
2. ______ *Signature*	2. ______ *Street*
______ *(Type or Print Name)*	______ *City/Town* *State* *ZIP Code*
3. ______ *Signature*	3. ______ *Street*
______ *(Type or Print Name)*	______ *City/Town* *State* *ZIP Code*

(Signatures must be in **BLACK INK** on original document. Carbon copy, photocopy or rubber stamp signatures may only be used on conformed copies.)
NOTE: If a corporation acts as incorporator, the name of the corporation and the state of incorporation shall be shown and the execution shall be by a duly authorized corporate officer. Type or print officer's name and title beneath signature.

Note 1: Fee Schedule
The initial franchise tax is assessed at the rate of 15/100 of 1 percent ($1.50 per $1,000) on the paid-in capital represented in this State. (Minimum initial franchise tax is $25)

The filing fee is $150

The **minimum total due** (franchise tax + filing fee) is $175.

Note 2: Return to:
Ameren Services
(Firm name)
James A. Sobule
(Attention)
1901 Chouteau Ave., M/C 1310
(Mailing Address)
St. Louis, MO 63103
(City, State, ZIP Code)

Return to: → AmerenCIPS
Attn: James A. Tisckos
607 E. Adams St.

★★★★000437